SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 25, 2012

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a) Pursuant to Board of Directors approval and authorization, ON Semiconductor Corporation (“Corporation”) adopted an amended and restated Code of Business Conduct (“Code”), which became effective on January 25, 2012. The Code was amended to (1) be more impactful and user friendly; (2) address current business and regulatory developments as well as emerging legal and ethical areas of emphasis; and (3) be more interactive through the addition of Q&As and descriptions of specific scenarios. The Code continues to apply to all directors, officers and employees of the Corporation and its majority owned subsidiaries.

The Code is filed as Exhibit 14 to this report and is incorporated herein by references. The amended and restated Code is also available in the Investor – Corporate Governance section of the Corporation’s website at http://www.onsemi.com.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired:

Not Applicable.

(b)	Pro Forma Financial Information:

Not Applicable.

(c)	Shell Company Transactions:

Not Applicable.

(d)	Exhibits:

Exhibit No.	Description

14	ON Semiconductor — Code of Business Conduct (effective January 25, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: January 25, 2012	By:	/s/ GEORGE H. CAVE
	Name:	George H. Cave
	Title:	Senior Vice President, General Counsel, Chief Compliance and Ethics Officer and Secretary

Index to Exhibits

Exhibit No.	Description

14	ON Semiconductor — Code of Business Conduct (effective January 25, 2012)

4